As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-173578, 333-207770, 333-220429 and No. 333-226365

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173578

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207770

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220429

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226365

UNDER THE SECURITIES ACT OF 1933

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8536244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan, GNC Holdings, Inc. 2011

Stock and Incentive Plan

GNC Holdings, Inc. 2015 Stock and Incentive Plan

Non-Plan Inducement Stock Option, Non-Plan Inducement Restricted Stock Awards

GNC Holdings, Inc. 2018 Stock and Incentive Plan

Tricia K. Tolivar

Executive Vice President and

Chief Financial Officer

300 Sixth Avenue

Pittsburgh, Pennsylvania, 15222

(412) 288-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Erika Weinberg

Latham & Watkins LLP

885 3rd Avenue

New York, NY 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by GNC Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement (Form S-8 No. 333-173578), pertaining to the GNC Acquisition Holdings Inc. 2007 Stock Incentive Plan and GNC Holdings, Inc. 2011 Stock and Incentive Plan;

•	Registration Statement (Form S-8 No. 333-207770), pertaining to the GNC Holdings, Inc. 2015 Stock and Incentive Plan;

•	Registration Statement (Form S-8 No. 333-220429), pertaining to the Non-Plan Inducement Stock Option, Non-Plan Inducement Restricted Stock Awards; and

•	Registration Statement (Form S-8 No. 333-226365), pertaining to the GNC Holdings, Inc. 2018 Stock and Incentive Plan.

On June 23, 2020, the Company and certain of its subsidiaries (collectively with the Company, the “Debtors”) commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re GNC Holdings, Inc., et al. (the “Chapter 11 Cases”)

As a result of the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in Pittsburgh, Pennsylvania on October 7, 2020.

GNC HOLDINGS, INC.

By:	/s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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